Exhibit 99.1

November 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: CEO Certification of Pac-West Telecomm, Inc.’s quarterly report on Form 10-Q for the three and nine month period ended September 30, 2002, filed on November 14, 2002.

In accordance with the Sarbanes-Oxley Act of 2002 signed into law on July 30, 2002, and in connection with the filing of our quarterly report on Form 10-Q for the three and nine month period ended September 30, 2002, we represent that (i) we have read the report, (ii) to our knowledge, the report does not contain a material misstatement or omission, (iii) to our knowledge, the financial statements and other financial information included in the report present fairly, in all material respects, the financial position of Pac-West Telecomm, Inc., the “Company” and, (iv) we have designed the Company’s internal controls in such a way as to ensure that we are aware of all material information related to the Company. Where necessary, we are implementing actions to improve our internal controls and have communicated these actions to the Company’s auditors and audit committee.

Sincerely,

/s/   Wallace W. Griffin

Wallace W. Griffin
Chairman and Chief Executive Officer

November 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: CFO Certification of Pac-West Telecomm, Inc.’s quarterly report on Form 10-Q for the three and nine month period ended September 30, 2002, filed on November 14, 2002.

In accordance with the Sarbanes-Oxley Act of 2002 signed into law on July 30, 2002, and in connection with the filing of our quarterly report on Form 10-Q for the three and nine month period ended September 30, 2002, we represent that (i) we have read the report, (ii) to our knowledge, the report does not contain a material misstatement or omission, (iii) to our knowledge, the financial statements and other financial information included in the report present fairly, in all material respects, the financial position of Pac-West Telecomm, Inc., the “Company” and, (iv) we have designed the Company’s internal controls in such a way as to ensure that we are aware of all material information related to the Company. Where necessary, we are implementing actions to improve our internal controls and have communicated these actions to the Company’s auditors and audit committee.

Sincerely,

/s/   H. Ravi Brar

H. Ravi Brar
Chief Financial Officer